SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

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Elephant Talk Communications Corp.

(Name of Registrant as Specified In Its Charter)

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November 21, 2013

To the Stockholders of Elephant Talk Communications Corp.:

We are pleased to invite you to attend our 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. (New York time) on December 18, 2013 at the offices of Lowenstein Sandler LLP at 1251 Avenue of the Americas, New York, NY 10020.

Information about the matters to be acted on at the Annual Meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed herewith is your proxy card, which includes instructions for voting, and our 2012 Annual Report.

Your vote is extremely important. You may vote by telephone or the Internet, as described in the instructions printed on the enclosed proxy card; by using the enclosed proxy card; or by voting in person at the meeting. Whether or not you expect to attend the Annual Meeting, please vote your shares.

I hope you will find it possible to participate in the Annual Meeting.

Sincerely yours,

Steven van der Velden
Chairman and Chief Executive Officer
Elephant Talk Communications Corp.

ELEPHANT TALK COMMUNICATIONS CORP.

3600 NW 138TH St., STE 102

Oklahoma City, OK 73134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Elephant Talk Communications Corp.:

Our Annual Meeting of Stockholders (the “Annual Meeting”) will be held at 11:00 a.m. (New York time) on Wednesday, December 18, 2013 at the offices of Lowenstein Sandler LLP at 1251 Avenue of the Americas, New York, New York 10020. At the Annual Meeting, stockholders will be asked to:

1.	elect five directors to the Board of Directors to hold office until the next annual meeting or until his successor is duly elected and qualified;
2.	approve our prior issuance of a warrant to our Chairman and CEO, Steven van der Velden, in connection with his participation in a financing of the Company;
3.	approve our Amended and Restated 2008 Long-Term Incentive Compensation Plan and re-approve the performance criteria thereunder;
4.	ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;
5.	transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The Board of Directors unanimously recommends a vote “FOR ALL” nominees and “FOR” proposals two, three and four.

Our Board of Directors has fixed the close of business on October 22, 2013 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

This Proxy Statement and the enclosed form of proxy card are being furnished in connection with the solicitation of proxies by our Board of Directors for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 11:00 a.m. (New York time) on Wednesday, December 18, 2013 at the offices of Lowenstein Sandler LLP at 1251 Avenue of the Americas, New York, New York 10020. In addition to this Proxy Statement and the enclosed proxy card, we have enclosed our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and any amendments thereto, which we will collectively refer to as the “proxy materials.” We intend to begin mailing the proxy materials to stockholders on or about November 22, 2013. The proxy materials will be posted on the Internet, at http://viewproxy.com/elephanttalk/2013/, no later than the day we begin mailing the proxy materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2013: The Proxy Statement and our 2012 Annual Report to Stockholders are available at: http://viewproxy.com/elephanttalk/2013/.

Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided or grant your proxy by telephone or Internet by following the instructions on your enclosed proxy card. Any stockholder may revoke a submitted proxy at any time before the Annual Meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person. Those voting by Internet may also revoke their proxy by voting in person at the Annual Meeting or by voting and submitting their proxy at a later time by Internet.

If you have any questions, please contact Steven van der Velden at steven.vandervelden@elephanttalk.com.

BY ORDER OF THE BOARD OF DIRECTORS,

Alex Vermeulen

Secretary

Dated: November 21, 2013

TABLE OF CONTENTS

		Page Number

	QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS	4

	PROPOSAL 1	9

	ELECTION OF DIRECTORS	9

	CORPORATE GOVERNANCE	12

	BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS	18

	EXECUTIVE COMPENSATION	20

	COMPENSATION COMMITTEE REPORT	21

	AUDIT COMMITTEE REPORT	29

	PROPOSAL 2	30

	APPROVAL OF THE ISSUANCE OF A WARRANT TO OUR CHAIRMAN AND CEO, STEVEN VAN DER VELDEN, IN CONNECTION WITH HIS PARTICIPATION IN A FINANCING OF THE COMPANY	30

	PROPOSAL 3	32

	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ELEPHANT TALK COMMUNICATIONS, INC. 2008 LONG-TERM INCENTIVE COMPENSATION PLAN AND RE-APPROVAL OF PERFORMANCE CRITERIA THEREUNDER	32

	PROPOSAL 4	41

	RATIFICATION OF THE APPOINTMENT OF THE
	COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2013	41

	OTHER INFORMATION	43

ANNEX A	ELEPHANT TALK COMMUNICATIONS, INC.	45
	AMENDED AND RESTATED 2008 LONG-TERM INCENTIVE
	COMPENSATION PLAN

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

We are providing these proxy materials to you because our Board of Directors is asking (technically called soliciting) holders of our common stock to provide proxies to be voted at the Annual Meeting which will take place at 11:00 a.m. (New York time) on Wednesday, December 18, 2013 at the offices of Lowenstein Sandler LLP at 1251 Avenue of the Americas, New York, New York 10020. Your proxy will be used at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. The proxy materials are being mailed to stockholders beginning on or about November 22, 2013.

In this Proxy Statement, we refer to Elephant Talk Communications Corp. as the “Company,” “we,” “us” or “our.”

Who can vote at the Annual Meeting of Stockholders?

Stockholders who owned shares of our common stock at the close of business on October 22, 2013 (the “Record Date”) may attend and vote at the Annual Meeting. As of the Record Date, there were 140,015,637 shares of common stock outstanding and no shares of the Company’s preferred stock were issued or outstanding. All shares of common stock shall have one vote per share and shall vote together as a single class on each proposal. Information about the holdings of our directors and executive officers is contained in the section of this Proxy Statement under the section entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” of this Proxy Statement.

What will stockholders be voting on?

Stockholders will be voting to:

1. elect our Board of Directors to hold office until the next annual meeting or until his successor is duly elected and qualified (“Proposal 1”);

2. approve our prior issuance of a warrant to our Chairman and CEO, Steven van der Velden, in connection with his participation in a financing of the Company (“Proposal 2”);

3. approve our Amended and Restated 2008 Long-Term Incentive Compensation Plan and re-approve the performance criteria thereunder (“Proposal 3”);

4. ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (“Proposal 4”); and

5. transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

How do I vote?

1. By Telephone—You can vote your shares by the toll-free telephone number provided on the enclosed proxy card by following the instructions provided therein. The telephone voting procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote its shares and confirm that its instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

2. Over the Internet—You can simplify your voting by voting your shares via the Internet as instructed on the enclosed proxy card. The Internet procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote such stockholder’s shares and confirm that its instructions have been properly recorded. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

3. By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Unsigned proxy cards will not be voted.

4. In Person Vote at the Annual Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting. If you hold your shares through a bank or broker and wish to vote in person, please bring a “legal” proxy from your bank or broker.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in “street name” through a broker, bank or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee in how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee.

Brokers, banks or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including each of the other Annual Meeting proposals. With respect to non-routine matters, if beneficial owners do not provide voting instructions, these are called “broker non-votes.” As a result, in the event of a broker non-vote, such beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted. In addition, abstentions will be included in determining whether a quorum is present but otherwise will not be counted. We encourage you to provide voting instructions to the organization that holds your shares.

Can you change your vote or revoke your proxy?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	notifying our Secretary, Alex Vermuelen, in writing, at the offices of the Company at 3600 NW 138TH St., STE 102, Oklahoma City, OK 73134, that you are revoking your proxy;

•	submitting a later dated proxy card;

•	voting again by telephone or over the Internet; or

•	attending and voting by ballot at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your broker, bank or other nominee pursuant to the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed herein, you will be appointing as your proxies Steven van der Velden, our Chairman and Chief Executive Officer, and/or Alex Vermuelen, our General Counsel and Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

How will your proxy vote your shares?

Your proxy will vote according to your instructions. If you choose to vote by mail and complete, sign and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR ALL” the election of the five director nominees named in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

What constitutes a quorum?

The holders of a majority of the 140,015,637  shares of common stock issued and outstanding as of the Record Date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the Annual Meeting may be adjourned until a quorum is present.

What vote is required to approve each matter and how are votes counted?

Proposal 1—Election of Directors—For Proposal 1, each director must be elected individually by the affirmative vote of the holders of shares of our common stock representing a majority of the votes cast by the holders of all of the shares of our common stock present in person or represented by proxy and entitled to vote on such matter. Abstentions with respect to this proposal will not be voted, although they will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.

Proposals 2, 3 and 4—Approval of Warrant Issued to our Chairman and CEO, Steven van der Velden, Approval of the Amended and Restated 2008 Long-Term Incentive Compensation Plan an Re-approval of Performance Criteria Thereunder and Ratification of Independent Registered Public Accounting Firm—For Proposals 2, 3 and 4, approval requires the affirmative vote of the holders of shares of our common stock representing a majority of the votes cast by the holders of all of the shares of our common stock present in person or represented by proxy and entitled to vote on such matter. Abstentions with respect to these proposals will not be voted, although they will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that stockholders vote “FOR” each of the five director nominees and “FOR” each other proposal described in this Proxy Statement.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the proposals being placed before our stockholders at the Annual Meeting.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxy holders to vote on those matters at their discretion.

What happens if I do not indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a vote “FOR” each director nominee and a vote “FOR” each of the other proposals being placed before our stockholders at the Annual Meeting.

Where do I find the voting results of the Annual Meeting?

Voting results will be reported by the Company in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting.

What are a dissenters’ rights of appraisal?

The Delaware General Corporation Law (“DGCL”) does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the proposals described in this Proxy Statement.

What is “householding” and how does it affect me?

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy materials. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such documents to you if you write, e-mail or call, Alliance Advisors, at escully@allianceadvisorsllc.com or 973-873-7720.

If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our Investor Relations Department, in writing, at Elephant Talk Communications Corp., 3600 NW 138TH St., STE 102, Oklahoma City, OK 73134.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. Directors, officers or employees of Elephant Talk may solicit proxies by mail, telephone or other forms of communication. If warranted, we may engage the services of a proxy solicitor in connection with this solicitation, but we have not done so at this time. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

BDO USA, LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2012 and audited our financial statements for such fiscal year and our internal control over financial reporting as of December 31, 2012. BDO USA, LLP has been selected by the Audit and Finance Committee (referred to herein as the “Audit Committee”) to serve in the same role and to provide the same services for the fiscal year ending December 31, 2013. A representative of BDO USA, LLP is not expected to be present at the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

Why are stockholders being asked to ratify the selection of BDO USA, LLP?

Although stockholder approval of our Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of BDO USA, LLP, but will not be required to take any action.

Who can help answer my questions?

You can contact our Secretary, Mr. Alex Vermeulen, at alex.vermeulen@elephanttalk.com or by sending a letter to Mr. Vermeulen at the offices of the Company at 3600 NW 138TH St., STE 102, Oklahoma City, OK 73134, with any questions about proposals described in this Proxy Statement or how to execute your vote.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

At the Annual Meeting, five individuals will be elected to serve as directors until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified. The Company’s Board of Directors currently consists of five persons. All of the individuals who are nominated for election to the Board of Directors are existing directors of the Company and have consented to serve if elected. If any nominee for director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board of Directors may propose. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

On October 28, 2013, a stockholder proposed two individuals for election to the Board.  Based on the review of the two proposed nominees, and recommendation, by our Nominating and Governance Committee, the Board determined that it would re-nominate the Board’s current directors described in this Proposal 1.

Information About the Nominees

Set forth below is the principal occupation and employment of the nominees, the business experience of each nominee for at least the past five years and certain other information relating to the nominees.

Name	Age	Position(s) Held	Director Since
Steven van der Velden	57	Chairman of the Board, President, Chief Executive Officer	2006
Johan Dejager	54	Director	2006
Phil Hickman (1)(2)(3)	63	Director	2010
Rijkman Groenink (1)(2)(3)	64	Director	2011
Charles Levine (1)(2)(3)	60	Director	2011

(1)	Currently a member of the Audit and Finance Committee.
(2)	Currently a member of the Nominating and Corporate Governance Committee.
(3)	Currently a member of the Compensation Committee.

Steven van der Velden has been a director since October 24, 2006 and our Chairman, President and Chief Executive Officer since October 30, 2006. Mr. van der Velden has experience in consultancy, logistics, real estate development, telecommunications, e-commerce and investment management. He founded his first consultancy firm in 1983 and since then Mr. van der Velden has started over a dozen companies. Mr. van der Velden is involved in various Information Communication Technology ventures throughout Europe, North America and the Far East, and currently serves as Chairman of the Board of QAT Investments SA in Luxembourg. In 2000, he co-founded E-commerce Park NV, which has developed a 50,000 sq. ft. data centre and Internet hosting facility, located on top of the various fiber optic landing points in Curacao. In 1994, Mr. van der Velden co-founded the ITA International Telemedia Association, known today as the Network for Online Commerce, and served as its first Chairman. In the same year, he co-founded InTouch Telecom SA/NV to offer a wide range of business and consumer telecom applications to the Belgian Market, and served as its CEO until the company was sold to Global TeleSystems, Inc. in 1999.  From 1988 until 1992 he served as the first Managing Director of Antillephone NV. Currently he is a Director of Unicom NV. Between 1986 and 1988, Mr. van der Velden co-headed a team of 16 consultants, which advised on and implemented a wide range of measures to balance budgets and to restructure the internal organizations of the governments of both the Dutch Antilles and the island of Curacao. Mr. van der Velden earned his Master’s Degree in Business Administration from Rotterdam School of Management, the Netherlands, and a Master’s Degree in Law from Leiden University, the Netherlands.

Mr. van der Velden is well qualified to serve on our Board because of his 30 years of experience in management of which 20 years in telecommunications. In addition, Mr. van der Velden was selected because he is our Chief Executive Officer.

Johan Dejager has been a director since October 24, 2006. Mr. Dejager is managing director and owner of Osta Carpets, a specialized niche producer of area rugs with production plants in Belgium and a distribution center in Barcelona, and Gaverdal, a finishing plant for the carpet industry. He is also Managing Director of Ligne Pure, a company specialised in the design and manufacturing of handmade carpets for the decorator market. Mr. Dejager serves as a member of the Board of Directors of QAT Investments SA. In addition, he is a stockholder and director of Keyware, a provider of identity-related solutions and services, and of SPARNEX, an engineering company developing and industrializing DSL products for the telecom industry. Mr. Dejager is a member of the Board of Directors of FEBELTEX (the Federation of the Belgian Textile Companies). As Vice-President of the company, Mr. Dejager is in charge of the subdivision of interior textiles. Mr. Dejager holds a Bachelor’s degree and a Master’s degree in Commercial Engineering from the University of Leuven, Belgium and an MBA from Insead Fontainebleau, France.

Mr. Dejager is well qualified to serve on our Board because of his experience in private equity and as representative of our large stockholder QAT Investments SA.

Phil Hickman has been a director since March 29, 2010. Mr. Hickman manages his own consultancy and advisory business in the fields of corporate strategy and organization, offshore banking, business process outsourcing (BPO), payment and cash management solutions, internet and telephony security, sales and marketing. Mr. Hickman served as a non-executive Chairman of ValidSoft’s board of directors from 2010 to November 2013. Mr. Hickman was a director of Alfa Bank Holdings S.A. of Luxembourg, the largest privately-owned bank in Russia and part of the Alfa Group since until April 2012. He also acts as an advisor with Alfa Bank Holdings in Russia, Ukraine, Belarus and Kazakhstan. Mr. Hickman also serves as the Chairman of Earthport plc, a publicly quoted company in the United Kingdom. He also serves as a director of PGH Business Solutions Limited, a private company in the United Kingdom. Mr. Hickman spent 32 years in HSBC Bank plc and has been responsible for developing and implementing many areas of change and innovation both in the United Kingdom and around the world. Before leaving HSBC, Mr. Hickman was Head of Strategy and Planning at HSBC Commercial Bank.

Mr. Hickman is well qualified to serve on our board because of his experience in banking, business development and because he is independent.

Rijkman Groenink, was appointed as director on April 1, 2011. Mr. Groenink’s career spans nearly 35 years at ABN Amro, starting in 1974 at Amro, prior to its merger with ABN in 1991. He served for more than seven years as Chairman of the Managing Board of ABN Amro Holding NV. Under Groenink’s leadership the bank was streamlined to focus on its core activities, while bolstering its operations through successful acquisitions, such as Banco Sudameris in Brazil, Delbrück & Co. and Bethmann Maffei in Germany, Michigan National and Banca Antonveneta. Mr. Groenink was elected European Banker of the Year in 2005. In November 2007 he left as Chairman at ABN Amro, following the acquisition of the bank by a consortium of banks, comprising of RBS, Fortis and Santander. He is currently a partner at Atlas N.V., an investment vehicle and serves on a number of -US Supervisory Boards , mostly in the capacity as non-executive chairman.  Mr. Groenink received a law doctorate from the University of Utrecht, a Diploma in Business Administration from Manchester Business School, and a M.B.A. (honoris Causa) in International Business from the MIB School of Management in Trieste, Italy. Mr. Groenink received a royal knighthood, when he was appointed Officer in the Order of Oranje-Nassau by Her Majesty Queen Beatrix in 2006.

Mr. Groenink is well qualified to serve on our Board because of his experience as executive chairman in international banking and corporate finance and because he is independent.

Charles Levine was appointed on October 27, 2011 as a Director. Mr. Levine holds an MBA in marketing, management strategy and finance from the Kellogg School of Management – Northwestern University. Mr. Levine began his career as a brand assistant at Procter and Gamble in 1977, rising to the position of brand manager.  Subsequently, at General Electric Company, Mr. Levine served from 1983 to 1986 in product management and marketing, from which he was recruited to join AT&T in 1986. At AT&T, he was responsible for AT&T telecom equipment focused on small business customers, generating $2 billion in profitable revenue.  He served as CEO of Cad Forms from 1994 to 1995, and as Senior Vice President of Octel from 1995 to 1997. He was appointed Chief Sales and Marketing Officer of Sprint PCS is 1997, and rose to become President in 2001.  During his tenure at Sprint, the Company grew from $0 revenue to $13 billion.  He was chosen as Marketer of the Year by MC Magazine in 1999, and CEO of the Year in 2001 by Frost & Sullivan.  Since his retirement as President of Sprint PCS in 2002, Mr. Levine was an independent director of Openwave Systems Inc., @Road, Inc., Lexar Media, Inc. and RCN Corp and certain other private companies. He also currently serves as Chairman of the Board of Sierra Wireless, Inc.

Mr. Levine is well qualified to serve on our Board because of his experience as executive chairman in mobile and communications companies and because he is independent.

Required Vote

Each director shall be elected individually by the affirmative vote of the holders of shares of our common stock representing a majority of the votes cast by the holders of all of the shares of our common stock present in person or represented by proxy and entitled to vote on such matter. Abstentions with respect to this proposal will not be voted, although they will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.

Board Recommendation

The Board unanimously recommends a vote “For ALL” FIVE director NOMINEES.

CORPORATE GOVERNANCE

Independence Standards for Directors

Three of our current directors to be considered for re-election, Phil Hickman, Rijkman Groenink and Charles Levine, are not related to each other and are “independent” under Section 803 of the NYSE MKT rules. Each of Messrs. Hickman, Groenink and Levine serve on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The two other current directors to be considered for re-election are Steven van der Velden, and Johan Dejager, each of whom is not independent.

In addition, Messrs. Groenink, Hickman and Levine, qualify as “independent” under the standards established by the SEC for members of audit committees. The Board of Directors has determined that Mr. Hickman is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hickman’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hickman any duties, obligations or liability that are greater than those generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Our Board of Directors also determined that Mr. Hickman has sufficient knowledge in reading and understanding financial statements to serve on the Audit Committee.

Board Committees

Our Board of Directors has established three standing committees—Audit and Finance, Compensation, and Nominating and Corporate Governance. All committees operate under a charter that has been approved by the Board of Directors and which is available free of charge on our website, www.elephanttalk.com.

Audit and Finance Committee

Our Board of Directors has an Audit and Finance Committee, or Audit Committee, is composed of Messrs. Hickman (Chairman), Groenink and Levine. The Audit and Finance Committee met six times during 2012. Each of the members was present at all of the Audit and Finance Committee meetings held during 2012.

Our Audit and Finance Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit and Finance Committee has a charter (which is reviewed annually) and performs several functions. The Audit and Finance Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

•	reviews and approves related-party transactions;

•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•	reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors; and

•	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board of Directors, including Sarbanes-Oxley implementation, and makes recommendations to the Board of Directors regarding corporate governance issues and policy decisions.

Nominating and Corporate Governance Committee

Our Board of Directors has a Nominating and Corporate Governance Committee composed of Messrs. Groenink (Chairman), Hickman and Levine. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing new potential director nominees to the Board of Directors for consideration. The Nominating and Corporate Governance Committee met two times in 2012 and has a charter which is reviewed annually. Each of the committee members was present at all of the Nominating and Corporate Governance Committee meetings held during 2012. All members of the Nominating and Corporate Governance Committee are independent directors as defined by the rules of the NYSE MKT. The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. To recommend a nominee, please write to the Nominating and Corporate Governance Committee, c/o Alex Vermeulen, Elephant Talk Communications Corp., 3600 NW 138TH St., STE 102, Oklahoma City, OK 73134. The Nominating and Corporate Governance Committee will assess all director nominees using the same criteria it considers generally, discussed in this Proxy Statement under the heading entitled “Director and Officer Qualifications.” During 2012, we did not pay any fees to any third parties to assist in the identification of nominees and we did not receive any director nominee suggestions from stockholders.

Compensation Committee

Our Board of Directors also has a Compensation Committee composed of Messrs. Groenink, Hickman and Levine (Chairman). The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists the Board of Directors in reviewing and approving matters such as Company benefit and insurance plans. The Compensation Committee met three times during 2012. Each of the committee members was present at all of the Compensation Committee meetings held during 2012.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation. In 2012, the Compensation Committee did not engage any such compensation consultants or advisers.

Director and Officer Qualifications

We have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the Board of Directors to possess. However, our Nominating and Corporate Governance Committee generally evaluates and recommends candidates with a focus on the following qualities: educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our shareholders.

Our officers and Board of Directors are composed of a diverse group of leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Most of our officers and directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges and strategies.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors determines what corporate leadership structure it deems appropriate for the Company based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development and commercialization of our products and product candidates, as well as other relevant factors.

The Board of Directors is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. Our Board does not have a policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer, as from time to time it may be in the best interests of the Company.

Currently, our Chief Executive Officer serves as the Chairman of our Board of Directors. We believe that this structure is appropriate because it allows one person to speak for and lead the Company and the Board. In our view, splitting the roles would potentially have the consequence of making our management and governance processes less effective than they are today through a blurring of clear lines of accountability and responsibility, without any clear offsetting benefits.

Attendance at Board, Committee and Stockholder Meetings

Our Board of Directors met in person and telephonically seven times during 2012 and also acted by unanimous written consent one time. Each of the re-elected members of our Board of Directors was present at 75% or more of the Board of Directors meetings held. In 2012, Mr. van der Velden was the only director who attended the annual stockholder meeting. We have encouraged, but do not require, that all of our directors will be in attendance at the Annual Meeting either in person or by remote communication. In addition, we have encouraged, but do not require, our directors to attend future annual stockholder meetings in person.

Stockholder Communications

Stockholders wishing to communicate with the Board of Directors may direct such communications to the Board of Directors c/o the Company, Attn: Alex Vermeulen, 3600 NW 138TH St., STE 102, Oklahoma City, OK 73134. Mr. Vermeulen will present a summary of all stockholder communications to the Board of Directors at subsequent Board of Directors meetings. The directors will have the opportunity to review the actual communications at their discretion.

Executive Officers

Listed below are the names of the directors, executive officers and significant employees of the Company, their ages as of November 5, 2013 and positions held:

Name	Age	Position(s) Held
Steven van der Velden	57	Chairman of the Board, Chief Executive Officer and President
Martin Zuurbier	53	Operations, Chief Operational Officer
Mark Nije	51	Chief Financial Officer
Patrick Carroll	55	Executive Chairman – ValidSoft (our subsidiary)
Paul Burmester	50	Chief Executive Officer – ValidSoft (our subsidiary)
Alex Vermeulen	59	General Counsel

Executive Officers

Steven van der Velden Please see biographical information under Steven van der Velden above under the heading entitled “Information About the Nominees.”

Martin Zuurbier has been responsible for Operations as Chief Operational Officer since January 1, 2007 and served as a director from January 1, 2007 through July 27, 2012. On June 30, 2012, Mr. Zuurbier resigned from the Board of Directors. From January 2005 until January 1, 2007, Mr. Zuurbier had been the Chief Operating Officer and Chief Technology Officer of Benoit Telecom Holding AG, a telecom service provider in Europe that was acquired by us on January 1, 2007. From December 1999 to December 2004, Mr. Zuurbier served as director and was the founder of Vocalis Telecom Group located in the Netherlands and Switzerland. Mr. Zuurbier was responsible for building, maintaining and operating a telecommunications network spanning eight countries in Europe, including all back-office, billing and client provisioning management systems. From January 1995 to June 1999, Mr. Zuurbier was directly involved in the telecommunications industry and was involved in the development of new switching technology in collaboration with hardware manufacturer Dialogic, implementation of the Amsterdam Carrier Ring in 1999 with COLT Telecom BV as the launch customer, and negotiating increased capacity on behalf of various international telecommunications companies. Prior to 1995, Mr. Zuurbier was involved in the production of television commercials for the European market.

Mark Nije was general manager in Europe of Benoit Telecom Group from the end of 2004 through January 1 2007. Mr. Nije was appointed Chief Financial Officer of the Company on December 15, 2008. Mr. Nije has experience in finance, project management, business development, investment management, logistics and telecommunications. Mr. Nije started as project manager and management consultant for Tebodin Consulting Engineers and Reitsma & Wertheim M&A specialists, in the Netherlands. In 1990 he co-founded Logistic Management International NV (LMI), an international cargo transportation and airport handling company at the airport of Curacao, in the Netherlands Antilles. During those years he served as a board member and vice-chairman of the Curacao Exporters Association. From 2000 to 2002 Mr. Nije was co-founder and director of PickYourGifts BV, an internet start-up. In 2003, he became partner of QAT Investments SA, the Luxemburg venture capital fund, where he has been active as investment manager and/or board member in various ICT related ventures of QAT. Currently, he is member of the Dutch Association of CEOs and Directors (NCD). Mr. Nije earned his Master’s Degree in Business Administration from the Rotterdam School of Management, Erasmus University, the Netherlands, and a Bachelor of Science Degree in Building Construction Management from the University of Reading, United Kingdom.

Mr. Nije is a cousin of the wife of Mr. van der Velden. Other than the aforesaid, there are no family relationships between any director and executive officer.

Patrick Carroll is the Founder of ValidSoft Limited, the company that was acquired in 2010 by the Company and served as ValdiSoft’s CEO until November 2013. Mr. Carroll is currently an executive Chairman of ValidSoft’s board of directors. ValidSoft is a software engineering company that develops advanced security software solutions to help global institutions counter the most sophisticated card and electronic fraud consistent with leading independent research thinking. Prior to founding ValidSoft, Mr. Carroll was employed as Head of Electronic Trading Technology in Europe for Goldman Sachs International, where his responsibilities included technical strategy related to Electronic Trading, Client Connectivity and Straight Through Processing (STP). Mr. Carroll has over 25 years of extensive financial services and technical experience and has previously worked in a senior capacity at J.P Morgan, Credit Suisse Financial Products and Bankers Trust Company.

Paul Burmester was appointed as the CEO of our subsidiary, ValidSoft Limited, on November 4, 2013. Since January 2011, Mr. Burmester has been a strategic advisor, angel investor, and mentor for a number of early, mid, and late stage new technology companies, mentoring and giving strategic advice and support as required in order to drive such companies to market success. Mr. Burmester also advises several Private Equity, Venture Capital, and Incubator funds with regard to their technology investments. From February 2012 through February 2013, Mr. Burmester was the Senior Vice President and General Manager at MobiTV, a privately funded San Francisco-based company, undertaking a one-year contract to build and execute an international strategy in Europe, the Middle East, and Africa. From July 2006 through April 2010, Mr. Burmester was the Chief Commercial Officer and Executive Vice President of Sales and Marketing at SpinVox, which was sold to Nuance in December 2009.

Alexander Vermeulen In 2006, Mr. Vermeulen started working for the Company as consultant and, in 2007, he joined the Company full time as General Counsel. Mr. Vermeulen worked for twenty years as a manager of ING, one of Europe’s leading financial groups. He served amongst others as General Manager in the Caribbean area and General Manager Postbank Insurances, a leading direct underwriter in the Dutch market. In Italy, he was responsible for all the life insurance activities of ING and was a director of various ING entities, including the fund investment company, ING Investment Management Italia S.G.R., S.p.A . In 2003 Mr. Vermeulen started his own consultancy company in Italy, initially with advisory services in the life insurance market and broadening later on to other sectors. Mr. Vermeulen holds a Master’s degree in Law from Leiden University, the Netherlands.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in 2012, there were untimely filed Forms 3, 4 and 5 as outlined herein, specifically: (i) three reports on Form 4 filed by Patrick Carroll; (ii) three reports on Form 4 filed by Rijkman Groenink; (iii) three reports on Form 4 filed by Phil Hickman; (iv) two reports on Form 4 filed by Jacques Kerrest; (v) two reports on Form 4 filed by Charles Levine; (vi) three reports on Form 4 filed by QAT II Investments, SA; and (vii) six reports on Form 4 filed by Steven van der Velden. In addition, the Company has become aware that (a) QAT Investments, SA has not filed a report on Form 4 or Form 5 pertaining to certain sales, the acquisition of certain convertible notes and warrants by QAT Investments, SA and the issuance of warrants to QMG in connection with a financing of the Company; and (b) QAT II Investments, SA. has not filed a Form 4 reporting certain sales.

Compensation Committee Interlocks and Insider Participation

Phil Hickman, Rijkman Groenink and Charles Levine served on the Compensation Committee for the fiscal year ended December 31, 2012. There are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and directors required to be reported under the rules and regulations of the Exchange Act. None of the Compensation Committee members were involved in any transactions requiring disclosure as a related party transaction under the rules of the Exchange Act.

Code of Conduct

We have adopted a code of conduct that outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. The code of conduct applies to all employees, as well as each member of our Board of Directors. All employees are required to read the code of conduct and affirm in writing their acceptance of the code. Our code of conduct is posted on our website, www.elephanttalk.com. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of conduct by posting such information on our website, www.elephanttalk.com. A copy of our code of conduct is also available in print, without charge, upon written request to 3600 NW 138TH St., STE 102, Oklahoma City, OK 73134. Attn: Alex Vermeulen.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, OFFICERS AND Directors

The following table sets forth, based on 139,604,603 shares of our common stock outstanding as of September 30, 2013, certain information as to the stock ownership of each person known by us to own beneficially five percent or more of the outstanding common stock, of each of the our named officers and directors who owns any shares and of all officers and directors as a group. In computing the outstanding shares of common stock, the Company has excluded all shares of common stock subject to options, warrants or other securities that are not currently exercisable or exercisable within 60 days and are therefore not deemed to be outstanding and beneficially owned by the person holding the options, warrants or other securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. Unless otherwise indicated, the address for each person listed below is c/o Elephant Talk Communications Corp., at 3600 NW 138TH St., STE 102, Oklahoma City, OK 73134.

Name of Beneficial Holder	Number of Shares of Common Stock Owned*		Percent of Class as of September 30, 2013
Rising Water Capital AG (“RWC”)	32,084,518	(2)	22.05%
CMV Invest II CVA	8,689,660	(3)	6.00%
Patrick Carroll	1,457,867	(4)	1.04%
Q.A.T. Investments SA (“QAT”)	17,755,463	(5,6)	12.64%
Q.A.T. II Investments SA (“QAT II”)	18,449,150	(7)	12.06%
Phil Hickman	392,764	(9)	(1)
Rijkman Groenink	174,957		(1)
Martin Zuurbier	1,805,438	(8)	1.28%
Johan Dejager	3,831,667	(13)	2.75%
Mark Nije	1,482,547	(10)	1.06%
Charles Levine	71,901		(1)
Alex Vermeulen	662,170	(11)	(1)
Steven van der Velden	10,815,537	(12)	7.51%

All Officers and Directors as a Group	20,694,848		14.05%

* Calculated in accordance with Rule 13d-(3)(d)(1) under the Securities Exchange Act of 1934.

(1)	Less than one percent.
(2)	Includes warrants to purchase 5,915,487 shares of our common stock.
(3)	Includes warrants to purchase 5,213,796 shares of our common stock.
(4)	Includes 1,100,913 stock options, all of which are exercisable on or before December 21, 2013.
(5)	Includes shares owned directly by RWC. QAT holds a 51.3% ownership interest in RWC.
(6)	Includes warrants to purchase 892,930 shares of our common stock.
(7)	Includes warrants to purchase 13,353,496 shares of our common stock.
(8)

Mr. Zuurbier, COO, owns 100% of Interact W.L.L. and therefore has voting and dispositive power of the shares of common stock held by this entity. Includes 1,102,706 stock options, all of which are exercisable on or before December 21, 2013.

(9)	Mr. Hickman, Director, is a joint trustee of PAL Trustees Ltd. and therefore has voting power of the shares of common stock held by this trust.
(10)

Mr. Nije, CFO, owns 100% of LMI Europe B.V. and therefore has voting and dispositive power of the shares of common stock held by this entity. Includes 736,731 stock options, all of which are exercisable on or before December 21, 2013.

(11)

Mr. Vermeulen, General Counsel, owns 100% of Scere Company Italy SRL and therefore has voting and dispositive power of the shares of common stock held by this entity. Includes 370,038 stock options, all of which are exercisable on or before December 21, 2013. Mr. Vermeulen has pledged 292,132 shares of common stock to a financial institution relating to a credit facility.

(12)

Includes warrants to purchase 2,892,587 shares of common stock and 1,467,247 stock options, all of which are exercisable on or before December 21, 2013, through Interfield Consultancy Ltd which is 100% owned by Mr. van der Velden. Mr. van der Velden has indirectly pledged two million shares as security for a loan.

The number of shares does not include shares directly owned by RWC, QAT, QAT II, CMV Invest CVA and CMV Invest II CVA. Mr. van der Velden has certain percentage of ownership of the entities below. However he does not control the right to vote or dispose of such shares directly owned by these entities and thus disclaims beneficial ownership with respect to such shares.

• RWC: 34% through Interfield Consultancy Ltd. • QAT: 30.79% • QAT II: 24.17% • CMV Invest CVA: 27.25% • CMV Invest II CVA: 40.75%

(13)	The number of shares does not include shares directly owned by QAT Investment SA and QAT Investments II SA. Mr. Dejager has certain percentage of ownership of the entities below. However, he does not control the right to vote or dispose of such shares directly owned by these entities and thus disclaims beneficial ownership with respect to such shares.

• QAT: 4.77% • QAT II: 4.02%

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion and analysis of compensation arrangements with our named executive officers is intended to provide context for the decisions underlying the compensation paid to our named executive officers for the fiscal year ended December 31, 2012 and should be read together with the compensation tables and related disclosures set forth below.

Our Compensation Objectives

We strive to establish compensation practices and provide compensation opportunities that attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders in order to motivate them to maximize stockholder value. Typically, an executive officer’s total compensation should consist of a combination of cash payments and equity awards, to achieve a balance between productive short- and long-term performance. The cash component of our compensation primarily consists of base salary and cash incentive payments upon the achievement of certain corporate objectives. The equity component of our compensation program is designed to align the interests of management with those of our stockholders.

In 2011, the Compensation Committee gathered information from independent sources to determine a list of appropriate peer companies, compensation ranges for the executive officers and recommendations. The Compensation Committee reviewed the recommendations and approved the 2011 compensation to our named executive officers with no changes. In 2012, the Compensation Committee determined compensation based on recommendations from the chief executive officer and the information from its 2011 review of appropriate peer companies.

Our named executive officers are permitted to elect to receive payment of base salary and bonuses in cash or in shares of our common stock. In 2012, Mr. van der Velden and Mr. Carroll elected to receive common stock in lieu of all, in the case of Mr. van der Velden, or a portion, in the case of Mr. Carroll, of their base salary. In addition, our Compensation Committee approved certain stock option awards for our named executive officers in line with our policy to provide equity awards as a component of overall compensation. For more information, see the Outstanding Equity Awards at Fiscal Year-End.

Consideration of Last Year’s “Say on Pay” Advisory Vote

At last year’s annual meeting of stockholders, we held an advisory stockholder vote on executive compensation. Approximately 64% of the shares that were voted by our stockholders approved our executive compensation described in last year’s proxy statement. The Compensation Committee viewed the results of this vote as a confirmation that the Company’s stockholders support the compensation policies and practices of the Company. Accordingly, the results of this vote did not affect the Company’s executive compensation decisions and policies for our named executive officers during the fiscal year ended December 31, 2012.

Incentive Bonus for Named Executive Officers

It is the Compensation Committee’s objective to have a substantial portion of each named executive officer’s compensation contingent upon the achievement of corporate objectives. At the beginning of each year, our Chief Executive Officer discusses corporate objectives with the Compensation Committee to be used in the bonus plan. The Compensation Committee reviews the objectives with the Chief Executive Officer and then determines which objectives will be approved and in effect for such fiscal year. In 2012, the Compensation Committee approved the corporate objectives with modifications from the objectives suggested by our Chief Executive Officer. In 2012, each of our named executive officers was eligible to receive a cash bonus, subject to satisfaction of the corporate objectives, of up to a percentage of their base salary as set forth below:

•	Steven van der Velden	60%
•	Martin Zuurbier	50%
•	Patrick Carroll	50%
•	Mark Nije	40%
•	Alex Vermeulen	35%

The target bonus amounts are established by the Compensation Committee at the beginning of each year and are based primarily on the Compensation Committee’s understanding of the compensation arrangements for similar positions in the industry. The bonus amounts may be paid in cash, common stock or a combination thereof as determined by the Compensation Committee.

At the end of the year, our Chief Executive Officer evaluates the achievement of the corporate objectives and then recommends an incentive payment for each of the executive officers to the Compensation Committee. In 2012, the corporate objectives on which our executive compensation was based, and their achievement, were as follows:

•	Cash flow	33.3%
•	Revenue	33.3%
•	Deal closure	33.3%

It was determined that Cash Flow and Revenue targets will only count if the target is met in full. If the Revenue target were to be exceeded, the bonus for this category would have been raised pro rata with a cap of 100%. For 2012, the Compensation Committee determined that none of the corporate objectives were satisfied and, as a result, performance bonuses for 2012 will not be paid to our named executive officers.

By the structure of the corporate objectives, including and attaching these to the overall company performance, the bonus incentives build value for our stockholders.

Any bonus allocation on performance levels of any executive officer is only done in retrospect, based on achieved targets and executed performance in the previous fiscal year and no pre-funding in the existing fiscal year is included, as a policy to avoid possible adjustment or recovery of awards or payments, would performance upon which they are based be restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors
/s/ Phil Hickman
/s/ Rijkman Groenink
/s/ Charles Levine

Compensation of Executive Officers Summary Table

The following table sets forth all annualized compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2012, 2011 and 2010. Individuals we refer to as our “named executive officers” include our Chief Executive Officer, Chief Operations Officer, Chief Financial Officer, Chief Commercial Officer, the then-Chief Executive Officer of ValidSoft and General Counsel.

SUMMARY COMPENSATION TABLE

Name and principle position	Year	Salary ($)(1)			Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Steven van der Velden	2012	$295,307	a		$0		$0	$0		$14,244	k	$309,550
(President and CEO)	2011	$316,357	a		$16,874		$0	$16,874	g	$123,162	k	$473,267
	2010	$307,800	a		$27,701	q	$0	$0		$657,095	k	$992,596
Martin Zuurbier	2012	$295,307	b		$0		$0	$0		$0	l	$295,307
(COO,CTO)	2011	$316,357	b		$14,062		$0	$14,062	h	$29,550	l	$374,032
	2010	$307,800	b		$22,665	r	$0	$0		$212,142	l	$542,607
Mark Nije	2012	$271,993	c		$0		$0	$0		$23,314	m	$295,307
(Chief Financial Officer)	2011	$291,382	c		$10,361		$0	$10,361	i	$32,603	m	$344,707
	2010	$283,500	c		$18,556	s	$0	$0		$210,773	m	$512,829
Patrick Carroll (*)	2012	$271,993	d	$			$0	$0		$4,498	n	$276,491
(Chief Executive Officer ValidSoft)	2011	$291,382	d		$12,951		$0	$12,951	ii	$38,893	n	$356,177
	2010	$283,500	d		$18,556	t	$0	$0		$210,773	n	$512,829
Willem van der Brink	2012	$68,671	e		$0		$0	$0		$1,111	o	$69,782
	2011	$316,357	e		$-		$0	$0		$25,929	o	$342,286
	2010	$59,612	e		$-		$0	$0		$0	o	$59,612
Alex Vermeulen	2012	$186,510	f		$0		$0	$0		$0	p	$186,510
(General Counsel)	2011	$199,805	f		$6,217		$0	$6,217	j	$14,012	p	$226,251
	2010	$194,400	f		$11,133	u	$0	$0		$106,005	p	$311,538

*Mr. Carroll served as the Chief Executive Officer of ValidSoft until November 4, 2013. Currently, he serves as an executive Chairman of ValidSoft.

(1) These are the base salaries net before any bonus and or non-cash awards. The base salary is determined and paid on a monthly basis in euros, therefore, calculations do include exchange results from euros to U.S. dollars. Payment can be elected either in cash or in shares in lieu of salary and bonus. When officers opt for payment in shares there is a 25% discount on the ‘purchase’ price. The amounts, however, are shown at fair market value by using the share price of the preceding month closing price. In principle, officers may earn up to approximately 33% more than the ‘agreed’ cash salary in the event they elect to receive 100% compensation in shares. Such beneficial discount is included in “All Other Compensation” at the fair market value of the equity , reduced by the denominated value in U.S. dollars of the cash salary used for this ‘exchange’ into non-cash compensation. The amounts included in these columns reflect the aggregate fair value of the awards granted by the Company to the named executive officers during the fiscal year in lieu of salary and bonus, valued in accordance with ASC 718 for the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012. Pursuant to SEC rules, the amounts in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. For 2012, Mr. van der Velden and Mr. Carroll elected to receive common stock in lieu of all, in the case of Mr. van der Velden, or a portion, in the case of Mr. Carroll, of their base salary, which is reported in the Grant of Plan-Based Awards table.

(2) The amounts reported in this column represent the aggregate grant date fair value of the stock option awards granted to the named executive officers in 2010, 2011 and 2012, respectively. We estimate the fair value of awards on the grant date using the Black-Scholes option pricing model. The assumptions made in calculating the grant date fair value amounts for stock option awards are incorporated herein by reference to the discussion of those assumptions in Note 18 to the financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Note that the amounts reported in this column reflect the Company’s accounting cost for the stock option awards, and do not correspond to the actual economic value that will be received by the named executive officers from the award.

(a) These amounts have been agreed in euro. Amounts for 2010, 2011 and 2012 are all EUR 228,000. The average exchange rate is $1.295 for 2012, $1.387 for 2011 and $1.350 for 2010. These averages are the average of the 4 exchange rates used during the respective year by using the exchange rate of the last working day of each quarter.

(b) These amounts have been agreed in euro. Amounts for 2010, 2011 and 2012 are all EUR 228,000. The average exchange rate is $1.295 for 2012, $1.387 for 2011 and $1.350 for 2010. These averages are the average of the 4 exchange rates used during the respective year by using the exchange rate of the last working day of each quarter.

(c) These amounts have been agreed and paid in euro. Amounts for 2010, 2011 and 2012 are all EUR 210,000. The average exchange rate is $1.295 for 2012, $1.387 for 2011 and $1.350 for 2010. These averages are the average of the 4 exchange rates used during the respective year by using the exchange rate of the last working day of each quarter.

(d) These amounts have been agreed and paid in euro. Amounts for 2010, 2011 and 2012 are all EUR 210,000. The average exchange rate is $1.295 for 2012, $1.387 for 2011 and $1.350 for 2010. These averages are the average of the 4 exchange rates used during the respective year by using the exchange rate of the last working day of each quarter.

(e) These amounts have been agreed and paid in euro. Amount for 2010 is EUR 45,000 (only 3 months), 2011 is EUR 228,000 and 2012 is EUR 53,000 (only three months). The average exchange rate is $1.295 for 2012, $1.387 for 2011 and $1.350 for 2010. These averages are the average of the 4 exchange rates used during the respective year by using the exchange rate of the last working day of each quarter.

(f) These amounts have been agreed and paid in euro. Amounts for 2010, 2011 and 2012 are all EUR 144,000. The average exchange rate is $1.295 for 2012, $1.387 for 2011 and $1.350 for 2010. These averages are the average of the 4 exchange rates used during the respective year by using the exchange rate of the last working day of each quarter.

(g) Comprised of 27,247 options granted with an exercise price of $1.21 values using a Black & Scholes valuation model.

(h) Comprised of 22,706 options granted with an exercise price of $1.21 values using a Black & Scholes valuation model.

(i) Comprised of 16,731 options granted with an exercise price of $1.21 values using a Black & Scholes valuation model.

(ii) Comprised of 20,913 options granted with an exercise price of $1.21 values using a Black & Scholes valuation model.

(j) Comprised of 10,038 options granted with an exercise price of $1.21 values using a Black & Scholes valuation model.

(k) Comprised of 546,096 shares and 18,381 bonus shares in 2010, 157,147 shares in 2011 and 211,364 shares in 2012 of restricted stock granted as salary and bonus.

(l) Comprised of 172,450 shares and 15,039 bonus shares in 2010, 30,564 shares in 2011 and no shares in 2012 of restricted stock granted as salary and bonus

(m) Comprised of 172,450 shares and 12,313 bonus shares in 2010, 38,078 shares in 2011 and no shares in 2012 of restricted stock granted as salary and bonus

(n) Comprised of 172,450 shares and 12,313 bonus shares in 2010, 49,625 in 2011 shares and 66,746 shares in 2012 of restricted stock granted as salary and bonus

(o) Comprised of 9,395 shares in 2010, 33,084 shares in 2011 and 5,101 shares in 2012 of restricted stock granted as salary.

(p) Comprised of 86,225 shares and 7,388 bonus shares in 2010, 13,404 shares in 2011 and no shares in 2012 of restricted stock granted as salary and bonus

(q) Comprised of 18,381 shares.

(r) Comprised of 15,039 shares.

(s) Comprised of 12,313 shares.

(t) Comprised of 12,313 shares.

(u) Comprised of 7,388 shares.

Narrative Disclosure to Summary Compensation Table

Consultancy and Employment Agreements

We currently have the following agreements with our executive directors and officers:

Steven van der Velden, President and Chief Executive Officer - We have a consultancy agreement with Interfield Consultancy(CI)Ltd. (“Interfield”), an entity wholly owned by Mr. van der Velden for the provision of the services of Mr. van der Velden as President and Chief Executive Officer. Interfield is paid for the services of Mr. van der Velden at a base compensation € 228,000 per year. Mr. van der Velden receives no fees (cash or stock) for serving on our Board of Directors.

Martin Zuurbier, Operations/Chief Technical Officer - We intend to enter into a consultancy agreement with Interact W.L.L., an entity wholly owned by Mr. Zuurbier, which will provide for the continued services of Mr. Zuurbier as Chief Operations Officer.  Interact is paid € 228,000 per year for the services of Mr. Zuurbier.

Mark Nije, Chief Financial Officer - We intend to enter into a consultancy agreement with LMI Europe B.V, an entity wholly owned by Mr. Nije, which will provide for the continued services of Mr. Nije as Chief Financial Officer. LMI Europe B.V. is paid € 210,000 per year for the services of Mr. Nije.

Patrick Carroll, Chief Executive Officer of ValidSoft (formerly) - We have a consultancy agreement with Mr. Carroll which provides for his services as Chief Executive Officer. Mr. Carroll is paid € 210,000 per year, of which 34% is paid in the form of restricted common stock, which is consistent with prior years. The shares of Valid Soft are issued at the beginning of each calendar quarter. Mr. Carroll became an executive Chairman of ValidSoft in November 2013 and no longer serves as the Chief Executive Officer of ValidSoft.

Alex Vermeulen, Chief General Counsel - We intend to enter into a consultancy agreement with Scere Company Italy SRL, an entity wholly owned by Mr. Vermeulen, which will provide for the continued services of Mr. Vermeulen as Chief General Counsel. Scere Company Italy SRL is paid € 144,000 per year for the services of Mr. Vermeulen.

Severance and Change of Control

In the event Mr. Burmester is terminated without receiving three months’ notice from the Company required under the laws of England, he would be entitled to salary in lieu of such notice.  For example, if Mr. Burmester had been terminated by the Company as of December 31, 2012 without three months’ notice, he would have been entitled to receive $45,000. In addition, outstanding awards made to our executive officers and directors under the 2008 Plan are subject to acceleration of any unvested portion of such awards upon a change of control unless the terms of a particular award state otherwise. Other than the foregoing, none of the existing agreements include any provisions for severance benefits or other payments upon a change of control regardless of whether an executive officer’s employment is terminated by him with or without good reason, or whether the executive officer is terminated by the Company with or without cause.

Grant of Plan-based Awards Table

The following table sets forth awards made to the executive officers in 2012 under all of the existing plans.

Grant of plan-based awards

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Underlying Options (#)	Awards ($/Sh)	Awards ($)

Steven van der Velden		$-	$-	$-	-	-	-	211,364	-	$ ~~-~~	$309,550
Martin Zuurbier		-	-	-	-	-	-	-	-	-	-
Mark Nije		-	-	-	-	-	-	-	-	-	-
Patrick Carroll		-	-	-	-	-	-	66,746	-	~~-~~	$97,753
Alex Vermeulen		-	-	-	-	-	-	-	-	-	-

The Company to issued the compensation shares to the above executive officers from the shares authorized under its Amended and Restated 2008 Long-Term Incentive Compensation Plan (“2008 Plan”).

The amounts included in these columns are the aggregate fair values of the awards granted by the Company to the executives in 2012 in lieu of salary, valued in accordance with ASC 718 for the fiscal years ended December 31, 2012. When named executive officers opt for payment in shares there is a 25% discount on the 'purchase' price. The amounts in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. The share prices used for calculations in this table are the share prices of the last trading day of each quarter of grant. The calculations take into consideration exchange differences as the agreed basic salaries for 2012 were denominated in euro. In principle, an executive officer may earn up to approximately 33% more than the agreed cash salary if the executive officer chooses to be compensated in stock only.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2012 for each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Steven van der Velden	27,247		$1.21	8/21/2015	0	$0

Martin Zuurbier	22,706		$1.21	8/21/2015	0	$0

Mark Nije	16,731		$1.21	8/21/2015	0	$0

Patrick Carroll	20,913		$1.21	8/21/2015	0	$0

Alex Vermeulen	10,038		$1.21	8/21/2015	0	$0

(1) The stock options vested on the grant date, August 21, 2012 and have a term of three years from the date of grant.

(2) The stock awards vest proportionately over a period of the three months following the grant date. The shares issued to Mr. van der Velden and Mr. Carroll in lieu of base salary are fully vested upon issuance and, therefore, are not included in this table.

OPTION EXERCISES AND STOCK VESTED

The following table represents stock options that have been exercised and restricted stock awards that have vested as of December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven van der Velden	0	$0	211,364	$309,550

Martin Zuurbier	0	$0

Mark Nije	0	$0

Patrick Carroll	0	$0	66,746	$97,753

Alex Vermeulen	0	$0

Director Compensation

The following table represents compensation paid in 2012 to our non-executive directors.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Johan Dejager	$-	$106,667	$-	$-	$-	$-	$106,667
Phil Hickman	$70,000	$93,333	$-	$-	$-	$-	$163,333
Jacques Kerrest	$28,839	$35,000	$-	$-	$-	$-	$63,839
Charles Levine	$50,833	$67,778	$-	$-	$-	$-	$118,611
Rijkman Groenink	$-	$140,000	$-	$-	$-	$-	$140,000

(1)	The amounts included in these columns are the aggregate fair values of the awards granted by the Company to the directors in the fiscal year in lieu of cash fees, valued in accordance with ASC 718 for the fiscal year ended December 31, 2012. Pursuant to SEC rules, the amounts in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. The share prices used for the 2012 calculations in this table are the share prices of the last trading day of each preceding quarter of the grant. The calculations do include exchange differences as the fees for 2012 were awarded in euro. Payment can be elected either in cash or in shares in lieu of director fees. When directors opt for payment in shares there is a 25% discount on the ‘purchase’ price. The amounts however are shown at fair market value by using the share price of the preceding month closing price. In principle officers might earn up to approximately 33% more than the ‘agreed’ director fees when they have chosen for 100% compensation in shares.

(2) The amounts reported in this column represent the aggregate grant date fair value of the stock option awards granted to the named executive officers in 2010, 2011 and 2012, respectively. We estimate the fair value of awards on the grant date using the Black-Scholes option pricing model. The assumptions made in calculating the grant date fair value amounts for stock option awards are incorporated herein by reference to the discussion of those assumptions in Note 18 to the financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Note that the amounts reported in this column reflect the Company’s accounting cost for the stock option awards, and do not correspond to the actual economic value that will be received by the named executive officers from the award.

The basic compensation as director is $80,000, an additional $20,000 for being member of the committees, and $5,000 for being chairman of a committee. In 2012, the compensation to our non-executive officer directors was paid with a minimum of 50% in non-cash through the issuance of common stock. Compensation was paid per quarter in arrear, whereby the conversion of cash in shares was done at the average closing share price of the Company of the 10 days prior to the start of the quarter discounted by 25%. This is in line with our policy to stimulate as much as possible conversion in shares to improve our cash position. The shares for Johan Dejager and Yves van Sante were issued to QAT Investments and QAT II Investments, entities with which the Company has consulting agreements for the provision of service on our Board of Directors by Messrs. Dejager and van Sante. Yves van Sante resigned as a member of our Board of Directors on August 1, 2011, but continues to attend meetings of our Board of Directors as a board observer. The compensation due to QAT for his services remained at the same level as before.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. BDO USA, LLP, the Company’s independent registered public accounting firm for 2012, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and BDO USA, LLP the audited financial statements for the year ended December 31, 2012 and BDO USA, LLP’s evaluation of the Company’s internal control over financial reporting at December 31, 2012. The Audit Committee has discussed with BDO USA, LLP the matters that are required to be discussed under Public Company Accounting Oversight Board Standards, including Statements on Auditing Standards No. 61. BDO USA, LLP has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO USA, LLP that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2012 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and any amendments thereto for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:

The Audit Committee of the Board of Directors
/s/ Phil Hickman
/s/ Rijkman Groenink
/s/ Charles Levine

PROPOSAL 2

APPROVAL OF THE issuance OF A WARRANT TO OUR CHAIRMAN AND CEO, STEVEN VAN DER VELDEN, IN CONNECTION WITH HIS PARTICIPATION IN A FINANCING OF THE COMPANY

On June 3, 2013, the Company entered into a Securities Purchase Agreement (subsequently amended on June 11, 2013) with Steven van der Velden, our Chief Executive Officer and Chairman of the Board in connection with a registered direct public offering conducted by the Company (the “Affiliate Offering”) 6,428,571 shares against a purchasing price of $0.70 resulting in a gross company proceed of $4,500,000 (the “Affiliate Shares”) of the Company’s common stock, and 2,892,857 warrants (the “Affiliate Warrants”) to purchase shares of the Company’s common stock for an exercise price of $0.887 per Affiliate Warrant Share (the “Affiliate Warrant Shares”). The Affiliate Warrants may be exercised on the same terms as the warrants issued to investors in connection with the Company’s registered direct public offering pursuant to a Securities Purchase Agreement, dated June 3, 2013, by and among the Company, Crede CGI III Ltd. (“Crede”) and certain other investors except the Affiliate Warrants may not be exercised until, among other things, they are approved by the stockholders of the Company.

Mr. van der Velden’s warrants are eligible for exercise as of December 11, 2013 (or 180 days following the closing date of the Affiliate Offering); provided the issuance of the Affiliate Warrants to Mr. van der Velden is approved by our stockholders. We are asking stockholders to approve the issuance of the Affiliate Warrants. If stockholders do not approve the issuance of the Affiliate Warrants, Mr. van der Velden will not be permitted to exercise such Affiliate Warrants purchased in the Affiliate Offering.

Warrant Summary

The material terms and provisions of the Affiliate Warrants purchased by Mr. van der Velden are summarized below.

The Affiliate Warrants have a five year term from the date of issuance, are exercisable at the price of $0.887 per share 180 days following the closing date of the Affiliate Offering and include provisions governing the adjustments to the number of Affiliate Warrant Shares exercisable thereunder upon stock dividends, stock splits and other events. The Affiliate Warrants may be transferred by a holder thereof in accordance with applicable securities laws.

In the event that among other things, the registration statement relating to the shares of common stock is not effective, a holder of Affiliate Warrants also will have the right, in its sole discretion, to exercise its Affiliate Warrants for a net number of Affiliate Warrant Shares pursuant to the cashless exercise procedures specified in the Affiliate Warrants. The Affiliate Warrants may be exercised in whole or in part, and any portion of an Affiliate Warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate the Company’s obligation to deliver common stock issuable upon exercise of an Affiliate Warrant.

Each Affiliate Warrant also allows the holder the ability, at any time after 180 days from the issuance of the Affiliate Warrant through its expiration, to put the Affiliate Warrant back to the Company in exchange for shares of common stock equal to the value of the Affiliate Warrant at the time of the exchange based on a negotiated Black-Scholes formula. Under certain circumstances, the holder may receive cash in lieu of such shares of common stock.

Under certain circumstances after 90 days from the issuance of the Affiliate Warrants, in the event that the common stock trades at a price that is 20% or more above the exercise price of the Affiliate Warrants issued in connection with the offering with Crede or the Affiliate Offering for a period of twenty consecutive trading days (with an average daily volume equal to or greater than $350,000), the Company may require the holder of the Affiliate Warrants to exercise the Affiliate Warrants for cash.

If, at any time an Affiliate Warrant is outstanding, the Company consummates any fundamental transaction, as described in the Affiliate Warrant and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which the common stock is converted into or exchanged for other securities or other consideration, the holder of any Affiliate Warrants will thereafter receive the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or exchange of such Affiliate Warrants would have been entitled upon such consolidation or merger or other transaction.

The exercisability or exchangeability of the Affiliate Warrants may be limited in certain circumstances if, after giving effect to such exercise or exchange, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) more than 9.9% of the common stock issued and outstanding.

The descriptions of the material terms of the Affiliate Warrant contained in this Proxy Statement are qualified in their entirety by reference to Exhibit 4.1 filed with our Current Report on Form 8-K on June 11, 2013. Stockholders are urged to read the full text of the form of Affiliate Warrant included in such report carefully and in its entirety.

Vote Required

The affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy, at which a majority of all outstanding shares of common stock of the Company is present in person or by proxy, is required for approval of this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF AFFFILIATE WARRANTS TO MR. VAN DER VELDEN THAT WERE ISSUED PURSUANT TO THE TERMS OF THE AFFILIATE OFFERING.

PROPOSAL 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ELEPHANT TALK COMMUNICATIONS, INC. 2008 LONG-TERM INCENTIVE COMPENSATION PLAN AND RE-APPROVAL OF THE PERFORMANCE CRITERIA THEREUNDER

General

On October 16, 2013, our Board of Directors approved the amendment and restatement of the Elephant Talk Communications, Inc. 2008 Long-Term Incentive Compensation Plan (the “2008 Plan”), subject to approval by our stockholders. In addition, our stockholders are being asked to approve the performance criteria under the 2008 Plan so that certain incentive awards granted under the 2008 Plan may qualify as exempt performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which otherwise generally disallows the corporate tax deduction for compensation paid in excess of U.S. $1 million annually to each of the chief executive officer and the other named executive officers of publicly-held companies.

The following statements include summaries of the key changes reflected in the 2008 Plan, as proposed to be amended and restated, and certain other features of the 2008 Plan, as proposed to be amended and restated. The statements do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2008 Plan, as proposed to be amended and restated, which is included in this proxy statement as Annex A.

Proposed Changes

The key substantive changes reflected in the amendment and restatement of the 2008 Plan:

(1)	an increase in the number of shares available for issuance pursuant to the 2008 Plan by 23,000,000 shares;

(2)	an amendment of the 2008 Plan to allow the Compensation Committee to reprice stock options and stock appreciation rights; and

(3)	new annual limits on Plan awards that any participant may receive in any one calendar year.

Increase in Shares.  The number of shares currently reserved for issuance under the 2008 Plan is 23,000,000.  As of September 30, 2013, 19,529,989 shares of Common Stock were subject to outstanding awards under the 2008 Plan and 902,057 shares of common stock remained available for issuance pursuant to future awards under the 2008 Plan.  Our Board of Directors believes the number of shares available for issuance should be increased by 23,000,000 shares. The increase represents approximately 16.5% of the total number of issued and outstanding shares of common stock as of September 30, 2013.  After giving effect to such increase, the number of shares of common stock subject to outstanding equity awards and available for issuance pursuant to future awards will represent approximately 18.1% of our total issued and outstanding shares of common stock (on a fully diluted basis after giving effect to such future award issuances).  We expect that the increase will be sufficient to allow us to continue our current stock-based incentive compensation programs through 2015.  As stated above and in the “Compensation Discussion and Analysis” section of this proxy statement, we use stock-based incentive compensation as a component of our compensation in connection with the attainment of certain performance objectives set by the Compensation Committee.

Repricing. The 2008 Plan currently prohibits our Compensation Committee from cancelling, reissuing or modifying awards if such cancellation, reissuance or modification would have the effect of repricing the award. As amended and restated, the 2008 Plan provides our Compensation Committee with the power, without stockholder approval, to reduce the exercise price of any stock option or stock appreciation right to the current fair market value, if the fair market value of the common stock covered by such stock option or stock appreciation right has declined since the date of grant.

Individual Awards Limits. Under the amended and restated 2008 Plan, the maximum number of shares with respect to which options or stock appreciation rights may be granted to any participant during any calendar year is 5,000,000. For other types of awards intended to qualify for the exception for “qualified performance-based compensation” under Section 162(m) of the Code, no participant may be granted, in any one calendar year, awards with respect to more than 5,000,000 shares in the aggregate, or if such award is payable in cash, the fair market value equivalent thereof.

In addition, there are a number of other changes in the amended and restated 2008 Plan. These include:

•	adding one business criteria (acquisitions, dispositions, development and development related activity) that may be used in performance goals;

•	amending the definition of “Retirement” to provide that retirement shall mean the termination of an eligible employee’s employment on or after attaining age 65; and

•	providing the Compensation Committee discretion to provide alternative definitions of change of control event, disability and retirement and to specify the period of time during which options may be exercised following a participant’s termination of employment or service.

Summary of Other Terms of the 2008 Plan, as proposed to be Amended and Restated

The 2008 Plan has been approved by the Company’s Board of Directors. The purposes of the 2008 Plan are to create incentives which are designed to motivate our employees consultants and directors to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success.

We may grant non-qualified stock options, stock appreciation rights, performance units and restricted stock awards to employees and consultants of the Company, our subsidiaries or our affiliates, as well as members of our Board of Directors. In addition, the 2008 Plan authorizes the grant of incentive stock options and performance bonuses to employees of the Company, our subsidiaries or our affiliates. We refer to awards of incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, performance units and performance bonuses under the 2008 Plan collectively as “awards.”

Shares to be delivered pursuant to the 2008 Plan may be available from authorized but unissued shares or from stock previously issued but which we have reacquired and hold in our treasury.

Administration

Our Board of Directors has established a Compensation Committee that, among other duties, administers the 2008 Plan. For awards made to employees or consultants, the Compensation Committee has the authority to:

•	select eligible employees and consultants to participate in the 2008 Plan;

•	determine the time or times when awards will be made;

•	determine the form of an award, all terms, conditions, restrictions and/or limitations, if any, of an award;

•	determine whether awards will be granted singly or in combination;

•	accelerate the vesting, exercise or payment of an award or the performance period of an award;

•	determine whether and to what extent a performance bonus may be deferred, either automatically or at the election of the participant or the board;

•	reduce the exercise price of any option or stock appreciation right to the then current fair market value; and

•	take any and all other action it deems necessary or advisable for the proper operation or administration of the 2008 Plan.

In addition, the Compensation Committee has the authority to:

•	interpret the 2008 Plan; and

•	make all other determinations and take all other action that may be necessary or advisable for the administration of the 2008 Plan.

The Board of Directors has the exclusive authority to select directors to participate in the 2008 Plan and to determine the amount of such awards. The Board of Directors may delegate to the Compensation Committee all other aspects of administration of awards made to directors.

Types of Awards

The 2008 Plan permits the Compensation Committee to grant the following types of awards.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under the 2008 Plan will be determined by our Compensation Committee at the time of the grant, but will not be less than fair market value on the date of the grant. The Compensation Committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Compensation Committee may, in its discretion, impose limitations on exercise of all or some options granted under the 2008 Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under the 2008 Plan will vest at rates specified in the option agreement at the time of grant; however, all options granted under the 2008 Plan will vest upon the occurrence of a change of control, as defined in the 2008 Plan, unless the terms of an award agreement provide otherwise. The 2008 Plan also contains provisions for our Compensation Committee to provide in the participants’ option award agreements for accelerating the right of an individual employee, consultant or director to exercise his or her stock option in the event of termination of employment or other service, as applicable. No cash consideration is payable to us in exchange for the grant of options.

The 2008 Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Code or Non-Qualified Options, which are stock options other than Incentive Stock Options. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries or affiliates, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price must be not less than 110% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

The exercise price for Non-Qualified Options may not be less than the fair market value of our common stock on the date the Non-Qualified Option is granted. The exercise price of stock options may be paid in cash, in whole shares of our common stock, in a combination of cash and our common stock, or, with the permission of the Compensation Committee, by a broker-dealer acting on behalf of the option holder. However, shares of our common stock may only be surrendered in payment of the exercise price if it would not result in an adverse accounting charge to the Company, unless the Compensation Committee determines otherwise. In no event may a stock option be exercised after the expiration of its stated term.

Stock Appreciation Rights. A stock appreciation right permits the grantee to receive an amount in shares of common stock equal to the number of stock appreciation rights exercised by the grantee multiplied by the excess of the fair market value of our common stock on the exercise date over the stock appreciation rights’ base price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The exercise price of stock appreciation rights granted under the 2008 Plan will be determined by the Compensation Committee; provided, however, that such base price cannot be less than the fair market value of a share of common stock on a date the stock appreciation right is granted. A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.

Restricted Stock. Restricted shares of our common stock may be granted under our 2008 Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the Compensation Committee may determine to be appropriate at the time of making the award. In addition, the Compensation Committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition. The Compensation Committee, in its discretion, may provide in the award agreement for a modification or acceleration of shares of restricted stock in the event of the death, disability or retirement of an employee or the resignation of a consultant or director.

Performance Units. The 2008 Plan permits grants of performance units, which are rights to receive cash or common stock, as determined in the sole discretion of the Compensation Committee. Such awards are subject to the fulfillment of conditions established by the Compensation Committee based upon operational, financial or performance criteria set forth in the 2008 Plan.

Performance Bonus. The 2008 Plan permits grants of performance bonuses, which may be paid in cash or common stock as determined by the Compensation Committee. The maximum value of performance bonus awards granted under the 2008 Plan shall be established by the Compensation Committee. An employee’s receipt of such amount will be contingent upon achievement of performance targets during each period for which a performance bonus is awarded. The performance targets will be determined by the Compensation Committee based upon some or all of the operational, financial or performance criteria set forth in the 2008 Plan. Following the end of the performance period, the Compensation Committee will determine the achievement of the performance targets for such performance period. Payment of a performance bonus shall be made within 60 days of the Compensation Committee determination that the performance target was achieved.

Performance Criteria

The Compensation Committee may grant awards that are intended to be exempt from the deductibility limitation in Code Section 162(m) if it is determined that such qualification is necessary or desirable for an award. Restricted stock awards, performance unit awards, and performance bonus awards may be granted, vest or be paid based on attainment of specified performance criteria established by the Compensation Committee. By approving this proposal our stockholders are also reapproving the performance criteria under the 2008 Plan. These performance criteria shall be based upon some or all of the following:

•	Operational criteria
o	Reserve additions/replacements
o	Finding & development costs
o	Production volume
o	Production costs
o	Acquisitions, dispositions, development and development related activity
o	Earnings (net income, earnings before interest, taxes, depreciation and amortization (“EBITDA”)

•	Earnings per share
o	Cash flow
o	Operating income
o	General and administrative expenses
o	Debt to equity ratio
o	Debt to cash flow
o	Debt to EBITDA
o	EBITDA to interest
o	Return on assets
o	Return on equity
o	Return on invested capital
o	Profit returns/margins
o	Midstream margins

•	Stock performance criteria:
o	Stock price appreciation
o	Total stockholder return
o	Relative stock price performance

Transferability

With the exception of Non-Qualified Stock Options, awards are not transferable other than by will or by the laws of descent and distribution. At the discretion of the Compensation Committee, Non-Qualified Stock Options are transferable, for no consideration, to (i) a participant’s ex-spouse pursuant to the terms of a domestic relations order, (ii) a participant’s spouse, child, or grandchild, (iii) a trust or trusts for the exclusive benefit of a participant’s spouse, child, or grandchild, or (iv) a partnership or limited liability company in which a participant’s spouse are the only partners or members.

Change of Control Event

The 2008 Plan provides for the acceleration of any unvested portion of any outstanding awards under the 2008 Plan upon a change of control event, unless the terms of a particular award state otherwise.

Termination of Employment/Relationship

Except as otherwise provided in an award agreement: (i) if an employee’s employment terminates as a result of death, disability or retirement, the employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (x) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or disability), and (y) vested Non-Qualified Option during the remaining term of the option; (ii) if an employee’s employment terminates for any other reason, the employee shall be entitled to purchase all or any part of the shares subject to any vested option for a period of up to three months from such date of termination; and (iii) in the event a consultant or director ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the consultant or director has a period of three years to exercise any vested Non-Qualified Option. The Compensation Committee may, in its sole discretion, accelerate the vesting of unvested options in the event of termination of employment of any participant.

Amendment of the 2008 Plan

The Board of Directors may alter, suspend or terminate the 2008 Plan at any time. However, without stockholder approval, the Board of Directors may not adopt any amendment that would:

•	increase the number of shares that may be issued under the 2008 Plan;

•	materially modify the requirements for eligibility for participation in the 2008 Plan; or

•	materially increase the benefits to participants provided by the 2008 Plan.

In addition, the Compensation Committee may at any time unilaterally amend the terms of any award agreement to the extent it deems appropriate; provided, however, that amendments that are adverse to a participant require the participant’s consent.

Tax Treatment

The following is a brief description of the federal income tax consequences, under existing law, with respect to awards that may be granted under the 2008 Plan.

Incentive Stock Options. An optionee will not realize any taxable income upon the grant or the exercise of an Incentive Stock Option. However, the amount by which the fair market value of the shares covered by the Incentive Stock Option (on the date of exercise) exceeds the option price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of our common stock acquired by exercising an Incentive Stock Option within two years from the date of the grant of the Incentive Stock Option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the option price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an Incentive Stock Option.

If any shares of our common stock acquired upon exercise of an Incentive Stock Option are resold or disposed of before the expiration of the prescribed holding periods, the optionee would realize ordinary income, instead of capital gain. The amount of the ordinary income realized would be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the option price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized. Any additional gain would be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an Incentive Stock Option, we would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Options. An optionee will not realize any taxable income upon the grant of a Non-Qualified Option. At the time the optionee exercises the Non-Qualified Option, the amount by which the fair market value at the time of exercise of the shares covered by the Non-Qualified Option exceeds the option price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. We will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee.

Stock Appreciation Rights. A participant realizes no taxable income and we are not entitled to a deduction when a stock appreciation right is granted. Upon exercising a stock appreciation right, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction.

Restricted Stock Award. A recipient of restricted stock generally will not recognize any taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of income that must be recognized by virtue of the restricted stock grant. We will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Performance Units and Performance Bonuses. A participant realizes no taxable income and we are not entitled to a deduction when performance units or performance bonuses are awarded. When the performance units or performance bonuses vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the amount of cash received or the fair market value of the shares received minus any amount paid for the shares, and we will be entitled to a corresponding deduction.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1.0 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the 2008 Plan should not be limited by Section 162(m) of the Code. Further, we believe that compensation income generated in connection with other performance awards granted under the 2008 Plan awards intended to qualify for the exception for “qualified performance-based compensation” under Section 162(m) of the Code should not be limited by Section 162(m) of the Code.

New Plan Benefits under the Amended Plan

The following table sets forth information regarding awards that have been made pursuant to the 2008 Plan from January 2013 through November 5, 2013 to the individuals and groups listed below. Certain parts of these awards are subject to stockholder approval of the 2008 Plan as amended and restated and ratification of the awards as indicated below. If stockholder approval is not obtained then the recipients will not receive the awards that were granted subject to stockholder approval.

Name	Position	Grant Date Fair Value of Stock Options	Number of Stock Options*
Steven van der Velden	President, CEO and Director	April 5, 2013	1,440,000
Mark Nije	Chief Financial Officer	April 5, 2013	720,000
Martin Zuurbier	Chief Operating Officer	April 5, 2013	1,080,000
Patrick Carroll**	Executive Chairman of ValidSoft	April 5, 2013	1,080,000
Willem Bekkema	Director of Human Resources	April 5, 2013	360,000
Alex Vermeulen	General Counsel and Secretary	April 5, 2013	360,000
Paul Burmester	Chief Executive Officer of ValidSoft	November 4, 2013	4,500,000
Executive Group			9,540,000
Non-Executive Director Group			0
Non-Executive Officer Employee Group			6,585,680

* Certain of these awards are subject to stockholder approval of the 2008 Plan, as amended and restated, specifically (a) 960,000 of the stock options awarded to Mr. van der Velden, (b) 480,000 of the stock options awarded to Mr. Nije, (c) 720,000 of the stock options awarded to Mr. Zuurbier, (d) 720,000 of the stock options awarded to Mr. Carroll, (e) 240,000 of the stock options awarded to Mr. Bekkema, (f) 240,000 of the stock options awarded to Mr. Vermeulen, (g) 4,500,000 of the stock options awarded to Mr. Burmester and (h) 7,860,000 of the stock options awarded to our executive group as a whole.

**Mr. Carroll served as the Chief Executive Officer of ValidSoft until November 4, 2013. Currently, he serves as an executive Chairman of ValidSoft.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2012, certain information related to the 2008 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	12,280,717	$1.73	9,135,285
Equity compensation plans not approved by security holders	Not Applicable	Not Applicable	Not Applicable
Total:	12,280,717	$1.73	9,135,285

Required Vote

The affirmative vote of the holders of shares of our common stock representing a majority of the votes cast by the holders of all of the shares of our common stock present in person or represented by proxy and entitled to vote on such matter is required for approval of this proposal. Abstentions with respect to these proposals will not be voted, although they will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote.

Interests of Directors of Officers

Our directors may grant awards under the 2008 Plan to themselves as well as our officers, in addition to granting awards to our other employees.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE ELEPHANT TALK COMMUNICATIONS, INC. 2008 LONG-TERM INCENTIVE COMPENSATION PLAN.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2013

The Board recommends that our stockholders ratify the selection of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit our financial statements and those of our subsidiaries for the fiscal year ending December 31, 2013, as well as to audit the effectiveness of our internal control over financial reporting. The Audit Committee recommended to the Board the selection of BDO as our independent registered accounting firm for the fiscal year ending December 31, 2013. Although stockholder approval for the appointment of our independent registered public accounting firm is not required, we are continuing our practice of submitting the selection of the independent public accounting firm to stockholders for their ratification as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.  If the appointment is not ratified, the Board will consider whether further review is warranted.

The following table sets forth the aggregate fees billed by BDO, our independent registered accounting firm for the fiscal years ended December 31, 2012 and December 31, 2011. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described following the table.

	2011	2012
Audit and Audit-related Fees	$273,000	$433,804
Tax Fees	$0	$0
All Other Fees	$0	$12,892
Total Fees	$273,000	$446,696

Audit Fees and Audit-related Fees. These fees generally consist of professional services rendered for the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting and the review of our financial statements including on our Quarterly Reports on Form 10-Q for the 2012 and 2011 fiscal years. The audit-related fees generally consist of interim procedures related to the performance of our audit or review of our financial statements that are traditionally performed by the independent registered public accounting firm and attendance at Audit Committee meetings.

Tax Fees. There were no fees billed by BDO for professional services rendered for tax compliance for the years ended December 31, 2012 and 2011.

All other fees. These fees represent services not included under Audit and Audit-related fees, including the provision of certain consents or certain procedures related to the issuance of our registration statements on Form S-3, Form S-1 or Form S-8, as applicable.

The Audit Committee of our Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and audit-related services provided by BDO in 2012 and 2011 consistent with the Audit Committee’s responsibility for engaging our independent auditors. The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with BDO maintaining its independence.

A representative of BDO is not expected to be present at the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement if he or she desires to do so and respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy, at which a majority of all outstanding shares of common stock of the Company is present in person or by proxy, is required for approval of this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPROVAL OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

OTHER INFORMATION

Other Business

The Company’s Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Certain Relationships and Related Transactions

Management of the Company is not aware of a material interest, direct or indirect, of any director or officer of the Company, any other informed person of the Company, any proposed nominee for election as a director of the Company, or any associate or affiliate of any such person, in any transaction since the commencement of the Company’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, except as summarized below:

•	During 2012, the Company provided loans with an interest rate of 7% per annum to Elephant Security B.V., from the Netherlands, in the aggregate amount of $1,060,784. Elephant Security B.V. was a related party entity since it was majority owned and controlled by QAT Investments SA, an affiliate of the Company. Following the bankruptcy of Elephant Security on December 19, 2012, all related loans and the associated accrued interest income have been impaired in the income statement for the year ended December 31, 2012. These loans were unanimously approved by our independent directors.

•	During 2012, the Company provided loans with an interest rate of 7% per annum to Modale B.V. from the Netherlands (previously known as Elephant Security I B.V.), in the total amount of $146,496 with an accrued interest of $34,018. Modale B.V. was a joint venture where Elephant Talk Europe Holding B.V. (a 100% affiliate of the Company) and Elephant Security B.V. each held a 33% interest. On January 30, 2013 Modale B.V. was declared bankrupt. The total value of loans and the accrued interest have been fully expensed in the income statement for the year ended December 31, 2012. As consequence, the carrying value of the loans and accrued interest was $0 as of December 31, 2012. These loans were unanimously approved by our independent directors.

•	On October 16, 2012, Quercus Management Group (“QMG”), an affiliate of QAT Investments entered into a fundraising agreement with the Company. No commissions were paid to QMG in 2012. This agreement was unanimously approved by our independent directors.

•	During 2012, QMG received $37,806 for provided office space, back office support and certain automobile travel expenses.

•	During 2012, the company issued 135,269 shares to QAT II Investments, SA (“QAT II”) an entity affiliated with certain officers and directors of the Company as a result of the non-cash compensation (in lieu of cash) to these officers and directors. Although the transaction did not resulted in any cash proceed, the transaction can be valued at $229,510 as the shares were issued in lieu of cash. In addition the company also issued 135,269 shares to QAT Investments, SA (“QAT”) another entity affiliated with certain officers and directors of the Company as a result of the non-cash compensation (in lieu of cash) to these officers and directors. Again although the transaction did not resulted in any cash proceed, the transaction can be valued at $229,510 as the shares were also issued in lieu of cash.

•	During 2012, QAT III Cooperatief U.A. (“QAT III”), an entity affiliated with certain officers and directors of the Company, was charged by the Company $7,710 for the occasional usage of the office in the Netherlands.

•	On June 3, 2013, we closed an affiliated registered direct offering with Steven van der Velden, our Chief Executive Officer and President for the purchase of 6,428,571 shares of common stock, at the purchase price of $0.70, and received warrants to initially purchase an aggregate of 2,892,587 shares of common stock with an exercise price of $ 0.887 per share (the “Affiliate Offering”). Mr. van der Velden cannot exercise the warrants until, among other things, the issuance of the warrants is approved by our stockholders. For more information on the warrant issuance see Proposal 2 of this Proxy Statement. Mr. van der Velden’s participation in the Affiliate Offering was unanimously approved by our independent directors.

•	On May 24, 2013, we entered into a certain loan agreement with Johan Dejager, a member of our board of directors pursuant to which the Company borrowed a principal amount of € 1,000,000.00 (the “Principal Amount”) at an interest rate of 12% per annum (“Dejager Loan Agreement”) and issued a warrant (“Dejager Warrant”) to the director to purchase 1,253,194 restricted shares of the Company’s Common Stock exercisable at $1.03 per share for a term of 5 years, with a mandatory cash exercise after 12 months in the event the average closing bid price is $1.55 or higher for 10 consecutive trading days. Subsequently, on July 14, 2013, the Company entered into an amendment to terminate the Dejager Loan Agreement and cancel the Dejager Warrant. In exchange for termination of the Dejager Loan Agreement, we entered into a Stock Purchase Agreement, dated July 15, 2013 with Mr. Dejager pursuant to which we agreed to convert the Principal Amount of the loan into 1,840,631 restricted shares of the Company’s Common Stock. The conversion rate was calculated against the Euros (€) to U.S. Dollars ($) exchange rate as of July 12, 2013 and the closing of the Company’s stock on NYSE MKT on that date, which was $0.71 per share. This transaction was unanimously approved by our independent directors.

•	On August 17, 2013, the Company issued a Convertible Note for the amount to an accredited investor (the “Investor”), who is a Director of QAT Investment S.A., an entity affiliated with certain officers and directors of the Company, pursuant to which the Company borrowed a principal amount of €2,000,000 ($2,652,600) at an interest rate of 10% per annum (the “Convertible Note”). At any time after August 17, 2013, the Convertible Note is convertible, in whole or in part, at the option of the investor, into a number of shares of common stock, par value $0.00001, of the Company’s common stock equal to the quotient of the outstanding balance under the Convertible Note by $0.887. The Convertible Note also contains default provisions, including provisions for potential acceleration of the Convertible Note.

In conjunction with the issuance of the Convertible Note, on August 17, 2013, the Company issued a warrant (the “2013 Warrant”) to the Investor to purchase 1,000,000 shares of restricted common stock. The Warrant is exercisable at any time on or after February 17, 2013 at a price of $0.887 per share for a term of 5 years. In connection with the issuance of the Convertible Note and the 2013 Warrant, the Company also issued letters of extension (the “Extensions”) to certain investors holding warrants issued previously by the Company (the “Old Warrants”) to purchase shares of Common Stock of the Company. Pursuant to the Extensions, the expiration date of the Old Warrants has been extended for a period of two years from the original expiration date of the Old Warrants. The securities underlying the 2013 Warrant and the shares of common stock issuable upon conversion of the Convertible Note have not been registered under the Securities Act of 1933, as amended, or any state securities laws. See also Note 13.

Quercus Management Group N.V. (“QMG”), an entity affiliated with certain officers and directors of the Company served as fundraising agent for the 10% convertible notes of 17 August 2013 and 28 August 2013 pursuant to which €6,000,000 ($7,957,800) was raised. QMG received a selling concession of 8%, or €480,000 ($636,624).

This transaction was unanimously approved by our independent directors.

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by our independent directors.

Deadline for Submission of Stockholder Proposals for 2014 Annual Meeting of Stockholders

Stockholders in reliance on Rule 14a-8 under the Exchange Act may present proposals for inclusion in the Proxy Statement for the 2014 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company by July 7, 2014 and otherwise in compliance with applicable SEC regulations and the bylaws of the Company, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2014 Proxy Statement.

Additional Information

Accompanying this Proxy Statement is a copy of the Company’s 2012 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and any amendments thereto. Such Report constitutes the Company’s Annual Report to its Stockholders for purposes of Rule 14a-3 under the Exchange Act. Such Report includes the Company’s audited financial statements for the 2012 fiscal year and certain other financial information, which is incorporated by reference herein. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Alex Vermeulen, General Counsel and Secretary of the Company, at + 31 20 6535916.

Annex A

The additions to the 2008 Plan, as proposed, to be amended and restated as reflected herein.

ELEPHANT TALK COMMUNICATIONS, INC.

AMENDED AND RESTATED 2008 LONG-TERM INCENTIVE COMPENSATION PLAN

[Deleted text is ~~stricken through~~, new text is underlined]

ARTICLE I

PURPOSE

Section 1.1 Purpose. This Amended and Restated 2008 Long-Term Incentive Compensation Plan (the “Plan”) is established by Elephant Talk Communications, Inc., a California corporation (the “Company”), to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Stock Appreciation Rights (“SARs”), Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan.

Section 1.2 Establishment. The Plan is effective as of June 30, 2008 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled. The Plan is subject to approval by the Company’s stockholders in accordance with applicable law which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the stockholders, Awards under the Plan may be granted, but no such Awards may be exercised prior to receipt of stockholder approval. In the event stockholder approval is not obtained within a twelve-month period, all Awards granted shall be void.

Section 1.3 Shares Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of ~~23,000,000~~ 46,000,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), all of which may be issued in respect of Incentive Stock Options.

ARTICLE II

DEFINITIONS

Section 2.1 “Account” means the recordkeeping account established by the Company to which will be credited an Award of Performance Units to a Participant.

Section 2.2 “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

Section 2.3 “Award” means, individually or collectively, any Option, Restricted Stock Award, SAR, Performance Unit or Performance Bonus granted under the Plan to an Eligible Employee by the Board or any Nonqualified Stock Option, Performance Unit , SAR or Restricted Stock Award granted under the Plan to a Consultant or an Eligible Director by the Board pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Board may establish by the Award Agreement or otherwise.

Section 2.4 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Board’s exercise of its administrative powers.

Section 2.5 “Board” means the Board of Directors of the Company and, if the Board has appointed a Committee as provided in Section 3.1, the term “Board” shall include such Committee.

Section 2.6 “Change of Control Event” means , except as otherwise provided in an Award Agreement, each of the following:

(i) Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the stockholders of the Company as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

(ii) The merger or consolidation of the Company with or into another entity as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or

(iii) The sale of all or substantially all of the Company’s assets to an entity of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale do not beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

Section 2.7 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

Section 2.8 “Committee” means the Committee appointed by the Board as provided in Section 3.1.

Section 2.9 “Common Stock” means the common stock, par value $.0001 per share, of the Company, and after substitution, such other stock as shall be substituted therefore as provided in Article X.

Section 2.10 “Consultant” means any person or entity who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.11 “Date of Grant” means the date on which the grant of an Award is authorized by the Board or such later date as may be specified by the Board in such authorization.

Section 2.12 “Disability” means , except as otherwise provided in an Award Agreement, the Participant is unable to continue employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Board.

Section 2.13 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board.

Section 2.14 “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

Section 2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.16 “Fair Market Value” means (A) during such time as the Common Stock is registered under Section 12 of the Exchange Act, the closing price of the Common Stock as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Stock, or (B) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Board considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

Section 2.17 “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

Section 2.18 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

Section 2.19 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

Section 2.20 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted by the Board under the Plan.

Section 2.21 “Performance Bonus” means the cash bonus which may be granted to Eligible Employees under Article IX of the Plan.

Section 2.22 “Performance Units” means those monetary units that may be granted to Eligible Employees, Consultants or Eligible Directors pursuant to Article VIII hereof.

Section 2.23 “Plan” means this Elephant Talk Communications, Inc. 2008 Long-Term Incentive Compensation Plan.

Section 2.24 “Restricted Stock Award” means an Award granted to an Eligible Employee, Consultant or Eligible Director under Article VI of the Plan.

Section 2.25 “Retirement” means , except as otherwise provided in an Award Agreement, the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age ~~__~~65.

Section 2.26 “SAR” means a stock appreciation right granted to an Eligible Employee, Consultant or Eligible Director under Article VII of the Plan.

Section 2.27 “Subsidiary” shall have the same meaning set forth in Section 424 of the Code.

ARTICLE III

ADMINISTRATION

Section 3.1 Administration ~~of the Plan by the Board~~. The Board shall administer the Plan. The Board may, by resolution, appoint the Compensation Committee to administer the Plan and delegate its powers described under this Section 3.1 and otherwise under the Plan for purposes of Awards granted to Eligible Employees and Consultants.

Subject to the provisions of the Plan, the Board shall have exclusive power to:

(a) Select Eligible Employees and Consultants to participate in the Plan.

(b) Determine the time or times when Awards will be made to Eligible Employees or Consultants.

(c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, SAR, Performance Unit, or Performance Bonus, the number of shares of Common Stock or Performance Units subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Board.

(d) Determine whether Awards will be granted singly or in combination.

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award.

(f) Determine whether and to what extent a Performance Bonus may be deferred, either automatically or at the election of the Participant or the Board.

(g) Reduce the exercise price of any Option or SAR to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or SAR shall have declined since the date such Award was granted.

~~(g~~(h) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2 Administration of Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Performance Units, SARs or shares of Restricted Stock awarded to Eligible Directors selected for participation. If the Board appoints a committee to administer the Plan, it may delegate to the committee administration of all other aspects of the Awards made to Eligible Directors.

Section 3.3 Board to Make Rules and Interpret Plan. The Board in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

Section 3.4 Section 162(m) ~~Provisions~~. The Company intends for the Plan and the Awards made ~~there under to qualify for the exception from~~ thereunder to be exempt from the deductibility limitation in Code Section 162(m) ~~of the Code for “qualified performance based compensation”~~ if it is determined by the Board that such qualification is necessary or desirable for an Award. Accordingly, the Board shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made ~~there under~~ thereunder to satisfy the requirements of Section 162(m) of the Code. Subject to adjustment as provided in Article X, the maximum number of shares with respect to which Options or SARs may be granted to any Participant in any one calendar year is 5,000,000. With respect to other types of Awards intended to be exempt from the deductibility limitation in Code Section 162(m), no Participant in any one calendar year may be granted Awards with respect to more than 5,000,000 shares of Common Stock in the aggregate, or if such Awards are payable in cash, the fair market value equivalent thereof. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations.

ARTICLE IV

GRANT OF AWARDS

Section 4.1 Grant of Awards. Awards granted under this Plan shall be subject to the following conditions:

(a) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Board’s discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the shares authorized under Section 1.3.

(b) Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(c) The Board shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(d) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

~~(e) The Board shall be prohibited from canceling, reissuing or modifying Awards if such action will have the effect of repricing the Participant’s Award.~~

 ~~(f~~(e)  Eligible Directors may only be granted Nonqualified Stock Options, Restricted Stock Awards, SARs or Performance Units under this Plan.

~~(g~~(f) The maximum term of any Award shall be ten years.

ARTICLE V

STOCK OPTIONS

Section 5.1 Grant of Options. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board may, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 5.2.

Section 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. ~~As limited by Section 5.2(e) below, each~~ Each Option shall state the exercise price which shall be set by the Board at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b) Form of Payment. The exercise price of an Option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price, but only to the extent such exercise of an Option would not result in an adverse accounting charge to the Company for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Board; or (iii) a combination of the foregoing. In addition to the foregoing, the Board may permit an Option granted under the Plan to be exercised by a broker-dealer acting on behalf of a Participant through procedures approved by the Board.

(c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Board in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Board. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Board, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

 (e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees of the Company or a Subsidiary, and not to Eligible Employees of an Affiliated Entity unless such entity shall be considered as a “disregarded entity” under the Code and shall not be distinguished for federal tax purposes from the Company or the applicable Subsidiary.

(f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g) Stockholder Rights. No Participant shall have a right as a stockholder with respect to any share of Common Stock subject to an Option prior to the purchase of such shares of Common Stock by exercise of the Option.

ARTICLE VI

RESTRICTED STOCK AWARDS

Section 6.1 Grant of Restricted Stock Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Board shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

Section 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. Restricted Stock Awards granted to an Eligible Employee shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period. Restricted Stock Awards granted to Consultants or Eligible Directors shall require the holder to provide continued services to the Company for a period of time. These employment and service requirements are collectively referred to as a “Restriction Period”. The Board or the Committee, as the case may be, shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Board or the Committee, as the case may be, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company’s achievement of all or any of the operational, financial or stock performance criteria set forth on Exhibit A annexed hereto, as may from time to time be established by the Board or the Committee, as the case may be. At the end of the Restriction Period, assuming the fulfilment of any other specified vesting conditions, the restrictions imposed by the Board or the Committee, as the case may be shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.5, the Board or the Committee, as the case may be, may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a ~~Consultants~~ Consultant or an Eligible Director.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Board shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Rights as Stockholders. During any Restriction Period, the Board may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a stockholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

ARTICLE VII

STOCK APPRECIATION RIGHTS

Section 7.1 Grant of SARs. The Board may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Board may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

Section 7.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Board in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR shall be made in shares of Common Stock.

Section 7.3 Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Board shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

ARTICLE VIII

PERFORMANCE UNITS

Section 8.1 Grant of Awards. The Board may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board may from time to time approve, subject to the requirements of Section 8.2.

Section 8.2 Conditions of Awards. Each Award of Performance Units shall be subject to the following conditions:

(a) Establishment of Award Terms. Each Award shall state the target, maximum and minimum value of each Performance Unit payable upon the achievement of performance goals.

(b) Achievement of Performance Goals. The Board shall establish performance targets for each Award for a period of no less than a year based upon some or all of the operational, financial or performance criteria listed in Exhibit A attached. The Board shall also establish such other terms and conditions as it deems appropriate to such Award. The Award may be paid out in cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE IX

PERFORMANCE BONUS

Section 9.1 Grant of Performance Bonus. The Board may from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of a performance target established by the Board. The Board shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded. The performance target shall be based upon all or some of the operational, financial or performance criteria ~~more specifically~~ listed in Exhibit A attached.

Section 9.2 Payment of Performance Bonus. In order for any Participant to be entitled to payment of a Performance Bonus, the applicable performance target(s) established by the Board must first be obtained or exceeded. Payment of a Performance Bonus shall be made within 60 days of the Board’s certification that the performance target(s) has been achieved unless the Participant has previously elected to defer payment pursuant to a nonqualified deferred compensation plan adopted by the Company. Payment of a Performance Bonus may be made in either cash or Common Stock as determined in the sole discretion of the Board.

ARTICLE X

STOCK ADJUSTMENTS

In the event that the shares of Common Stock, as constituted on the effective date of the Plan, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spin-off, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock, or if rights or warrants to purchase securities of the Company shall be issued to holders of all outstanding Common Stock, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, theretofore granted, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the “Minimum Adjustment”). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article X which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise, payment or settlement of such Award. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE XI

GENERAL

Section 11.1 Amendment or Termination of Plan. The Board may alter, suspend or terminate the Plan at any time provided, however, that it may not, without stockholder approval, adopt any amendment which would (i) increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article X), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits to Participants provided by the Plan.

Section 11.2 Termination of Employment; Termination of Service. ~~If~~ Except as otherwise provided in an Award Agreement: (i) if an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any (~~i~~x) vested Incentive Stock Option for a period of up to three months from such date of termination (one year in the case of death or Disability (as defined above) in lieu of the three-month period), and (~~ii~~y) vested Nonqualified Stock Option during the remaining term of the Option~~. If~~ ; and (ii) if an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Board may, in its sole discretion, accelerate the vesting of unvested Options in the event of termination of employment of any Participant.

~~In~~ Except as otherwise provided in an Award Agreement: (i) in the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s Award Agreement or by the Board~~. The~~ ; and (ii) the Consultant or Eligible Director shall have a period of three years following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

Section 11.3 Limited Transferability – Options. The Board may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition, there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 11.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment of Section 11.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.2 hereof. No transfer pursuant to this Section 11.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Board shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 11.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution; however, no such transfer shall be effective to bind the Company unless the Board has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

Section 11.4 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Board may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Board.

Section 11.5 Change of Control. Notwithstanding any other provision in this Plan to the contrary, Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event unless the terms of the Award state otherwise.

Section 11.6 Amendments to Awards. ~~Subject to the limitations of Article IV, such as the prohibition on repricing of Options, the~~ The Board may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate. However, amendments which are adverse to the Participant shall require the Participant’s consent.

Section 11.7 Registration; Regulatory Approval. Following approval of the Plan by the stockholders of the Company as provided in Section 1.2 of the Plan, the Board, in its sole discretion, may determine to file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable.

Section 11.8 Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

Section 11.9 Reliance on Reports. Each member of the Board and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Section 11.10 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 11.11 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable Federal law.

Section 11.12 Other Laws. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

Section 11.13 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

Section 11.14 Conformance to Section 409A of the Code To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

EXHIBIT A

2008 Long-Term Incentive Compensation Plan

Performance Criteria

Operational Criteria may include:

Reserve additions/replacements

Finding & development costs

Production volume

Production Costs

Acquisitions, dispositions, development and development related activity

Financial Criteria may include:

Earnings (net income, earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Earnings per share:

Cash flow

Operating income

General and Administrative Expenses

Debt to equity ratio

Debt to cash flow

Debt to EBITDA

EBITDA to Interest

Return on Assets

Return on Equity

Return on Invested Capital

Profit returns/margins

Midstream margins

Stock Performance Criteria:

Stock price appreciation

Total stockholder return

Relative stock price performance

ELEPHANT TALK COMMUNICATIONS CORP.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 18, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven van der Velden, our President and Chief Executive Officer, and Alex Vermeulen, our General Counsel and Secretary, (the “Proxy holders”), together as proxies and each with full power of substitution, to represent and to vote all shares of common stock of Elephant Talk Communications Corp. (the “Company”) at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 11:00 a.m. (New York time), on Wednesday, December 18, 2013 at the offices of Lowenstein Sandler LLP at 1251 Avenue of the Americas, New York, New York 10020, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given. The undersigned also appoints the Proxy holders to vote at their discretion on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR ALL” five director nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.

IMPORTANT — PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

(Continued and to be dated and signed on reverse side)

▲                            FOLD AND DETACH HERE AND READ THE REVERSE SIDE                            ▲

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held on December 18, 2013.

The Proxy Statement and our 2012 Annual Report to Stockholders are available at: http://viewproxy.com/elephanttalk/2013/

Please mark your votes like this	☒

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made this Proxy will be voted “FOR ALL” five director nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4. Please mark, sign, date and return the Proxy promptly, using the enclosed envelope.

1.	TO ELECT FIVE DIRECTORS FOR A TERM EXPIRING AT THE NEXT ANNUAL MEETING OF THE COMPANY, OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.	FOR all nominees listed below (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	2.	TO APPROVE THE ISSUANCE OF A WARRANT TO THE COMPANY’S CHAIRMAN AND CEO, STEVEN VAN DER VELDEN, IN CONNECTION WITH HIS PARTICIPATION IN A FINANCING OF THE COMPANY.
		☐	☐
				3.	TO APPROVE THE AMENDMENT AND RESTATEMENT OF
	NOMINEES:				THE COMPANY’S 2008 LONG-TERM INCENTIVE
	01. STEVEN VAN DER VELDEN, 02. JOHAN DEJAGER, 03. PHIL HICKMAN, 04. RIJKMAN GROENINK, 05. CHARLES LEVINE				COMPENSATION PLAN AND RE-APPROVE THE PERFORMANCE CRITERIA THEREUNDER.
(INSTRUCTION: To withhold authority to vote for any individual nominee,
	write that nominee’s name in the space below)			4.	TO RATIFY THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT AUDITORS FOR FISCAL YEAR 2013.

				5.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY
COME BEFORE THE MEETING OR ANY ADJOURNMENT OR
POSTPONEMENT THEREOF.
DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Dated:	____________________________, 2013	Signature	Signature

Please sign exactly as the name(s) appears on the stock certificate(s). If the shares are held by an individual, the individual should sign. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign. If the shares are held by a corporation, partnership or similar account, the name and capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example: “ABC Corp., John Dow, Treasurer.”

▲              FOLD AND DETACH HERE AND READ THE REVERSE SIDE              ▲

ELEPHANT TALK COMMUNICATIONS CORP.

As a stockholder of Elephant Talk Communications Corp., you have the option of voting your shares electronically through the Internet or by fax, eliminating the need to return the proxy card by mail. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., New York Time, on December 17, 2013. Votes submitted through fax or mail must be received prior to the meeting.

PLEASE DO NOT RETURN THE PROXY CARD

IF YOU ARE VOTING BY INTERNET OR BY FAX

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	FAX	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Fax:	Vote Your Proxy by Mail:
Go to www.cesvote.com	Call 1 (973) 338-1430
Have your proxy card available		Mark, sign, and date your proxy
when you access the above	Fax this proxy	card, then detach it, and return it
website. Follow the prompts to	to the number	in the postage-paid envelope
vote your shares.	above.	provided.